Exhibit 5.1

Hogan Lovells US LLP
Harbor East
100 International Drive, Suite 2000
T +1 410 659 2700
F +1 410 659 2701
www.hoganlovells.com

March 13, 2015

Board of Directors

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway

Suite 1100

Dallas, TX 75254

Ladies and Gentlemen:

We are acting as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 5,750,000 newly issued shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”), all of which shares are issuable pursuant to the Company’s 2011 Stock Incentive Plan, as amended in 2014 to increase the numbers of shares of Common Stock covered by the plan (the “Plan”).  The Company had previously registered 5,750,000 shares of the Common Stock for offer and sale under the Plan, which shares are in addition to the shares to which the Registration Statement relates.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  Hogan Lovells refers to the international legal practice comprising Hogan Lovells
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